The Board of Directors                                             Exhibit 23.2
TSX Corporation:

We consent to incorporation by reference in the following ANTEC Corporation registration statements of our report dated May 30, 1997, relating to the consolidated statements of operations, changes in stockholders' equity, and cash flows of TSX Corporation and subsidiary for the twelve-month period ended the last Saturday of October 1996, which report appears in the December 31, 1998 annual report on Form 10-K of ANTEC Corporation.

         Registration Statement No. 33-71384 on Form S-8
         (Amended and Restated Employee Stock Incentive Plan)

         Registration Statement No. 33-71386 on Form S-8
         (ANTEC Corporation Director Stock Option Plan)

         Registration Statement No. 33-71388 on Form S-8
         (ANTEC Corporation Employee Stock Purchase Plan)

         Registration Statement No. 33-89704 on Form S-8
         (ANTEC/Keptel Exchange Options)

         Registration Statement No. 333-11921 on Form S-8
         (ESP Stock Plan)

         Registration Statement No. 333-12131 on Form S-8
         (ANTEC Corporation Amended and Restated Employee Stock Incentive Plan)

         Registration Statement No. 333-19129 on Form S-8
         (TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Program; TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, As Amended; TSX Corporation 1994 W.H. Lambert Stock Option Agreement)

         Registration Statement No. 333-58437 on Form S-3
         (ANTEC Corporation Convertible Subordinated Notes/
         Common Stock)





                                               /s/  KPMG LLP

El Paso, Texas
March 29, 1999